SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________
                             Laboratory Corporation
                              of America Holdings
             (Exact name of registrant as specified in its charter)

                                   Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                  13-3757370
                       (I.R.S. Employer Identification No.)

                             358 South Main Street
                       Burlington, North Carolina 27215
                                (336) 229-1127

                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ________________________
             Dynacare Inc. Amended and Restated Employee Stock Option Plan
                             (Full title of the Plan)
                            ________________________
                               Bradford T. Smith
           Executive Vice President, Chief Legal Officer and Secretary
                    Laboratory Corporation of America Holdings
                              358 South Main Street
                        Burlington, North Carolina 27215
                                (336) 229-1127

(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Michael J. Silver
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202
                                (410) 659-2700
                            ________________________

                        CALCULATION OF REGISTRATION FEE
==============================================================================
   Title                         Proposed       Proposed
     of                          Maximum        Maximum
 Securities        Amount to     Offering       Aggregate        Amount of
   to be             to Be       Price Per      Offering       Registration
Registered        Registered       Share         Price              Fee(1)
------------------------------------------------------------------------------
Common Stock(2)    297,013(3)     $31.98       $9,498,476          $873.86
==============================================================================

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Laboratory Corporation of America Holdings common stock, par value $.10 per share, on August 5, 2002, as traded on the New York Stock Exchange.
(2) Includes Series A Participating Cumulative Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).
(3) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


Exhibit Index Appears on page 8.


                                    EXPLANATORY NOTE

         The Registrant is filing this Registration Statement on Form S-8 in connection with the Dynacare Inc. Amended and Restated Employee Stock Option Plan that the Registrant has assumed pursuant to the Pre-Merger Agreement dated May 8, 2002 between the Registrant, Dynacare Inc. and 3065619 Nova Scotia Company, a wholly-owned subsidiary of the Registrant, pursuant to which Dynacare Inc. became an indirect wholly-owned subsidiary of the Registrant effective July 25, 2002.




                                        PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to
Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                        PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the
Commission:

         (a) The Registrant's Form 10-K for the fiscal year ended December 31, 2001 as filed March 18, 2002;

         (b) The Registrant's Form 10-Q for the quarter ended March 31, 2002 as filed May 2, 2002;

         (c) The Registrant's Forms 8-K filed on January 16, 2002, February 13, 2002, February 22, 2002, February 26, 2002, March 12, 2002, May 9, 2002 (as amended May 9, 2002),
               June 5, 2002, June 7, 2002, June 20, 2002, June 27, 2002,
               July 15, 2002, July 19, 2002 and July 26, 2002;

         (d) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

         (e) The description of the Registrant's Common Stock, $.10 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-B (as amended by Amendment No. 1 thereto dated as of April 27, 1995) filed with the Commission on July 1, 1994, including all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for purposes of updating the description of Common Stock.

          In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4. Description of Securities.

          Not applicable (the Common Stock is registered under Section 12(g) of the Exchange Act).

Item 5. Interests of Named Experts and Counsel.

          Bradford T. Smith, who has issued the opinion of the Registrant's Law Department on the legality of the common stock of the Registrant offered hereby, is Executive Vice President, Chief Legal Officer and Secretary of the Registrant. Mr. Smith owns common stock of the Registrant and restricted common stock of the Registrant. He also holds employee stock options to purchase common stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors for any breach of fiduciary duties, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(3) pursuant to Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated By-Laws generally provide that the Registrant shall indemnify its directors, officers, employees or agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has directors' and officers' liability insurance that covers current and former directors and officers of the Registrant and its subsidiaries and constituent corporations, such as those that have been merged with the Registrant. These indemnification provisions and the indemnification agreement between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                                *       *       *

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          Exhibit
          Number           Description

          4.1 (1)          Specimen Stock Certificate

          4.2 (2)          Rights Agreement dated December 13, 2001

          5.1 Opinion of Counsel regarding the legality of the shares being registered (filed herewith)

          10.1 Dynacare Inc. Amended and Restated Employee Stock Option Plan (filed herewith)

          23.1             Consent of Counsel (included in Exhibit 5.1)

          23.2 Consent of PricewaterhouseCoopers LLP (filed herewith)

          24.1             Power of Attorney (included on signature page)

_____________________

(1) Incorporated by reference from the Registrant's Form 10-K for the year ended December 31, 2001 filed on March 18, 2002.
(2) Incorporated by reference from the Registrant's Form 8-A filed on December 21, 2001.


Item 9. Undertakings.

           (a)   The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                               Provided, however, that paragraphs (a)(1)(i)
and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) The undertaking concerning indemnification is set forth under the response to Item 6.




                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on August 7, 2002.

                             LABORATORY CORPORATION OF AMERICA HOLDINGS


                             By: /s/ Bradford T. Smith
                                 Bradford T. Smith, Executive Vice President,
                                 Chief Legal Officer and Secretary



                               POWER OF ATTORNEY

           Know all men by these presents, that each individual whose signature appears below constitutes and appoints Bradford T. Smith as his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated and the date indicated above.


/s/ Thomas P. Mac Mahon           President, Chief Executive Officer and
Thomas P. Mac Mahon               Chairman of the Board
                                  (Principal Executive Officer)

/s/ Wesley R. Elingburg           Executive Vice President, Chief Financial
Wesley R. Elingburg               Officer and Treasurer
                                  (Principal Accounting and Financial Officer)

                                  Director
Jean-Luc Belingard


/s/ Wendy E. Lane                 Director
Wendy E. Lane


/s/ Robert E. Mittelstaedt, Jr.   Director
Robert E. Mittelstaedt, Jr.


/s/ James B. Powell, M.D.         Director
James B. Powell, M.D.


                                  Director
David B. Skinner, M.D.


/s/ Andrew G. Wallace, M.D.       Director
Andrew G. Wallace, M.D.

















                                   EXHIBIT INDEX


          Exhibit
          Number           Description

          4.1 (1)          Specimen Stock Certificate

          4.2 (2)          Rights Agreement dated December 13, 2001

          5.1 Opinion of Counsel regarding the legality of the shares being registered (filed herewith)

          10.1 Dynacare Inc. Amended and Restated Employee Stock Option Plan (filed herewith)

          23.1             Consent of Counsel (included in Exhibit 5.1)

          23.2 Consent of PricewaterhouseCoopers LLP (filed herewith)

          24.1             Power of Attorney (included on signature page)

_____________________

(1) Incorporated by reference from the Registrant's Form 10-K for the year ended December 31, 2001 filed on March 18, 2002.
(2) Incorporated by reference from the Registrant's Form 8-A filed on December 21, 2001.